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                                                                    EXHIBIT 99.1


                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 15, 1997 by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust ("Camden"), CAMDEN OPERATING, L.P. (formerly known as Paragon Group L.P.), a Delaware limited partnership (the "Operating Partnership"), and the parties set forth in Exhibit A attached hereto (the "Investors").

         WHEREAS, Paragon Group, Inc., a Maryland corporation ("Paragon") has filed and caused to become effective a registration statement on Form S-3 (Registration No. 333-3598) registering under the Securities Act of 1933, as amended (the "Act"), the resale of certain shares of common stock of Paragon (the "Paragon Stock") that are currently outstanding or that may be issued upon redemption of units of limited partnership interest of the Operating Partnership (the "Units") pursuant to the Registration Rights and Lock-up Agreement dated as of July 27, 1994 among Paragon, the Operating Partnership and the Investors (the "Paragon Registration Rights Agreement"), the Stock Purchase Agreement dated as of July 20, 1994 between Paragon and FWP, L.P. ("FWP") (such agreement hereinafter referred to as the "FWP Stock Purchase Agreement"), and the Stock Purchase Agreement dated as of July 20, 1994 between Paragon and William R. Cooper ("Cooper") (such agreement hereinafter referred to as the "Cooper Stock Purchase Agreement");

         WHEREAS, Camden, Camden Subsidiary, Inc. ("Camden Sub") and Paragon have entered into the Agreement and Plan of Merger dated December 16, 1996 (the "Merger Agreement") pursuant to which Paragon will merge with and into Camden Sub (the "Merger");

         WHEREAS, upon consummation of the Merger and related transactions, the Paragon Stock will be converted into shares of beneficial interest, par value $.01 per share, of Camden ("Camden Shares") and the general partner of the Operating Partnership will have the right to issue Camden Common Stock instead of Paragon Stock upon the redemption of Units by the Investors under the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement");

         WHEREAS, in order to permit the Investors to freely offer and sell at any time the Camden Shares that may be issued upon redemption of Units upon or after the Merger and to permit FWP to freely offer and sell following ninety
(90) days after the Merger the Camden Shares that it receives in the Merger (all such Camden Shares being hereinafter referred to as "Registrable Shares"), Camden has agreed to provide the Investors (including FWP) with the registration rights provided herein (the "Registration Rights").

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:
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         1.      Registration Rights.

                 The Investors shall be entitled to registration of the Registrable Shares under the Act upon and subject to the terms and conditions set forth herein (the "Registration Rights").

                 1(a)     Initial Registrations.

                 (i)      Camden Shares Issued Upon Redemption of Units.
         Within five (5) business days after the date hereof, Camden shall cause to be filed with the Securities and Exchange Commission (the "SEC") a shelf registration statement ("Registration Statement") and related prospectus ("Prospectus") that comply in all material respects with applicable SEC rules providing for registration under the Act of the offer and sale by the Investors of the total number of Registrable Shares that the Investors would own if they were to redeem all Units owned by them, for which a sale by such Investors has not been consummated. Camden shall (subject to Section 1(g) hereof) use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable. Camden shall use its reasonable efforts to keep a Registration Statement pursuant to this paragraph effective until the earlier of (i) such time as Form S-3 (or similar successor form of registration statement) is not available to Camden for registration of the Registrable Shares, or (ii) the later of the date on which all of such Investors have (A) exchanged their Units for Registrable Shares that are registered under the Securities Act upon such redemption, (B) redeemed all of their Units and consummated the sale of any Registrable Shares received upon such redemption, if they receive Registrable Shares that are not registered under the Securities Act or (C) consummated the sale of all of their Registrable Shares to a person or persons, or an entity or entities, that is not an affiliate, or are not affiliates as the case may be, of Camden.

                 (ii)     Camden Shares Issued in the Merger.  Subject to
         Section 1(g) hereof, Camden shall cause to be filed with the SEC, no later than forty-five (45) days after the date hereof, and shall use its best efforts to cause to be declared effective by the SEC ninety
         (90) days after the date hereof, a shelf Registration Statement and related Prospectus that comply in all material respects with applicable SEC rules providing for registration under the Act of the offer and sale by FWP of all Registrable Shares received in the Merger. Camden shall use its reasonable efforts to keep a Registration Statement pursuant to this paragraph effective until the earlier of (i) such time as Form S-3 (or similar successor form of registration statement) is not available to Camden for registration of such Registrable Shares, or (ii) the date on which FWP has consummated the sale of all of such Registrable Shares to a person or persons, or an entity or entities, that is not an affiliate, or are not affiliates (as the case may be), of Camden. The Registration Rights granted to FWP pursuant to this Section 1(a)(ii) shall not be available to Cooper for Camden Shares issued to him in the Merger. The parties intend that FWP and Cooper shall be entitled at any time after the date hereof to offer and sell Camden


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         Shares issued in the Merger  pursuant to Rule 145 of the Rules and
         Regulations under the Act.

                 1(b)     Registration Rights if Form S-3 is Not Available.  If
Form S-3 (or similar form) is not available (or does not continue to be available) to Camden for registration of the Registrable Shares, then the Investors (including FWP) shall have the following rights:

                 (i) Demand Right. Upon the written request of one or more Investors holding 32,000 (A) Units or (B) Registrable Shares (or such lesser number of Units or Registrable Shares as shall constitute all Units and Registrable Shares owned by an Investor). Camden shall file a Registration Statement on an appropriate form under the Act for all of the Registrable Shares requested to be registered. Camden shall (subject to Section 1(g) hereof) file any Registration Statement required by this paragraph with the SEC within 30 days of receipt of the requisite Investor request and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. Camden shall (subject to Section 1(g) hereof) use its reasonable efforts to keep each such Registration Statement effective until the earlier of (i) the date that is nine (9) months after the date of effectiveness of the Registration Statement (plus the number of days, if any, during which Investors were not permitted to make offers or sales under the Registration Statement by reason of Section 1(g)), or (ii) the later of (A) the date on which such Investor has redeemed all of its Units, if it receives Registrable Shares that are registered under the Securities Act upon such redemption, (B) the date on which such Investor has redeemed all of its Units and consummated the sale of any Registrable Shares received upon such redemption, if it receives Registrable Shares that are not registered under the Securities Act or (C) in connection with Registrable Shares received in the Merger, the date on which such Investor has consummated the sale of such Registrable Shares to a person or entity that is not an affiliate of Camden. An Investor shall be entitled to make or join in a demand pursuant to this Section 1(b)(i) a maximum of two (2) times; provided, that any such demand shall be for the lesser of (i) Units or Camden Shares with a value of at least $500,000 or (ii) all of the Units or Camden Shares owned by such Investor; provided further that if no Registration Statement is declared effective with respect to a demand which an Investor has made or joined in, or if such Registration Statement covers Units and Camden Shares with a value of at least $2,000,000, that demand shall not be counted for purposes of this limit.

                 (ii) Piggyback Rights. If Camden at any time proposes to file a Registration Statement (other than in connection with an exchange offer or a Registration Statement on Form S-4 or S-8 or other form of Registration Statement that would not permit registration of the Registrable Shares for sale to the public) under the Act with respect to any of its Camden Shares or any security convertible into or exchangeable or exercisable for Camden Shares, whether or not for sale for its own account, on a form and in a manner which would permit the registration of Registrable Shares for sale to the





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         public under the Act, Camden shall give written notice of the proposed registration to the holders of Registrable Shares not later than the earlier to occur of (i) the fifth day following receipt by Camden of notice of exercise of any demand registration rights or (ii) 30 days prior to the filing thereof. The holders of Registrable Shares shall have the right to request that all or any part of the Registrable Shares be included in the registration by giving written notice to Camden within 15 days after the giving of the notice by Camden; provided, however, that (A) if the registration relates to an underwritten primary offering on behalf of Camden and the managing underwriters of the offering determine in good faith that the aggregate amount of securities of Camden which those holders and Camden propose to include in the Registration Statement exceeds the maximum amount of securities that could practicably be included therein, Camden will include in the registration, first, the securities which Camden proposes to sell, second, pro rata, any securities of any existing holders of other piggyback registration rights and the Registrable Shares of the Investors, and third, the securities of any subsequent holders of other piggyback registration rights, and (B) if the registration is an underwritten secondary registration on behalf of any of the other security holders of Camden and the managing underwriters determine in good faith that the aggregate amount of securities which the holders of Registrable Shares and such security holders propose to include in the registration exceeds the maximum amount of securities that could practicably be included therein, Camden will include in the registration, first, the securities to be sold for the account of any other holders entitled to demand registration, second, the Registrable Shares of the Investors and third, other securities to be sold for the account of other holders electing to include (but not being entitled to demand inclusion of) securities in the registration. (It is understood, however, that the underwriters shall have the right to terminate entirely the participation therein of the holders of Registrable
         Shares if the underwriters eliminate entirely the participation in the registration of all the other holders electing to include (but not be entitled to demand inclusion of) securities in the registration.) If the registration is not an underwritten registration, then all of the Registrable Shares requested to be included in the registration shall be included. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of the holders of Registrable Shares shall be sold to prospective underwriters selected or approved by Camden and on the terms and subject to the conditions of one or more underwriting agreements negotiated between Camden, the holders of Registrable Shares and any other holders demanding registration and the prospective underwriters. Camden may withdraw any Registration Statement at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to the holders of Registrable Shares. Registrable Shares need not be included in any Registration Statement pursuant to this provision if in the opinion of counsel to Camden reasonably acceptable to the holders of Registrable Shares registration under the Act is not required for public distribution of the Registrable Shares.





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                 1(c)     Inability to Deliver Registered Shares.  Whenever an
Investor notifies Camden that the Investor intends to exercise a right of exchange, Camden shall deliver to the Investor within five business days a statement as to whether registered Camden Shares are immediately available and if registered shares are not immediately available, an estimate of the time when registered shares will be available. If Camden estimates that registered shares will be available after 30 days, then the Investor will have the option to exchange Units for unregistered shares, or to wait until registered shares become available; provided, however, Camden shall not be obligated to issue unregistered shares unless there are available exemptions from registration under the Act and from qualification under applicable state securities laws. The determination as to whether an exemption is available in accordance with the foregoing shall be made by Camden in its sole discretion. If Camden issues unregistered shares, then for a period of three years holders of those unregistered shares shall have the right to request inclusion of those shares in any registration statement filed in accordance with this Agreement, to the same extent as holders of Registrable Shares.

                 1(d)     Additional Registration Procedures.

                 (i) Camden will provide to Investors a reasonable number of copies of any final Prospectus and any amendments or supplements thereto.

                 (ii) Camden will use its reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable in connection with the issuance to (if such shares are registered for issuance) or the disposition of (if such shares are registered for resale) the Registrable Shares owned by that Investor; provided that Camden will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) qualify Registrable Shares in a given jurisdiction where qualification would require Camden to register as a broker or dealer in that jurisdiction.

                 (iii) Camden will cause all Registrable Shares to be listed on each securities exchange on which similar securities issued by Camden are listed and to be qualified for trading on each system on which similar securities issued by Camden are from time to time qualified.

                 1(e)     Cooperation.  Each Investor agrees to provide in a
timely manner information regarding the proposed distribution by that Investor of the Registrable Shares and all other information reasonably requested by Camden in connection with preparation of and for inclusion in the Registration Statement.





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                 1(f)     Additional Shares.  The parties agree that any
Registration Statement may register shares that are not Registrable Shares but are Camden Shares held by others, or to be issued to others, and subject to registration rights; provided, however, that the other shares to be registered are to be or were received in exchange for Units.

                 1(g)     Suspension of Offering.  Notwithstanding the
foregoing provisions of this Agreement, Camden shall not be required to file a Registration Statement or to keep the Registration Statement effective if the negotiation or consummation of a transaction by Camden or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by Camden in the Registration Statement of material information which Camden has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that Camden may not delay, suspend or withdraw the Registration Statement for such reason more than twice in any 12-month period or for more than 60 days at any one time. Upon receipt of any notice from Camden of the happening of any event during the period the Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, Investors agree that they will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until Investors receive copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receive notice that any post-effective amendment has become effective. If so directed by Camden, Investors will deliver to Camden any copies of the Prospectus covering the Registrable Shares in their possession at the time of receipt of such notice.

                 1(h)     Expenses.  Camden shall pay all expenses incident to
the performance by it of its obligations under this Agreement, including (i) all SEC or stock exchange registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Registration Statement and Prospectus, and (iii) fees and disbursements of counsel for Camden and of the independent public accountants of Camden. Investors shall be responsible for the payment of any and all other expenses incurred by them in connection with the exchange of their Units and sale of their Registrable Shares, including, without limitation, brokerage and sales commissions, fees and disbursements of Investors' counsel, and any transfer taxes relating to the sale or disposition of the Registrable Shares by Investors.

                 1(i)     Effect on Existing Paragon Agreements.  Except for
the registration rights granted under the Paragon Registration Rights Agreement, the FWP Stock Purchase Agreement and the Cooper Stock Purchase Agreement, which registration rights shall terminate upon the execution and delivery of this Agreement, such agreements and the rights and obligations of the parties thereunder shall continue in full force and effect.





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         2.      Indemnification; Contribution.

                 2(a)     Indemnification by Camden.  Camden agrees to
indemnify and hold harmless each Investor and each person, if any, who controls any Investor within the meaning of Section 15 of the Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Camden, which shall not be unreasonable withheld; and

                 (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or
         (ii) above;

provided, however, that the indemnity provided pursuant to this Section 2(a) does not apply to any Investor with respect to any loss, liability, claim, damage or expense to the extent arising out of (x) any untrue statement or omission made in reliance upon and in conformity with written information furnished to Camden by that Investor expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) that Investor's failure to deliver an amended or supplemental Prospectus provided by Camden if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.





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                 2(b)     Indemnification by Investors.  Each Investor agrees
to indemnify and hold harmless Camden, and each of its directors and officers (including each director and officer of Camden who signed the Registration Statement), and each person, if any, who controls Camden within the meaning of
Section 15 of the Act, to the same extent as the indemnity contained in Section 2(a) hereof (except that any settlement described in Section 2(a)(ii) shall be effected with the written consent of the Investor), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (x) any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Camden by that Investor expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) that Investor's failure to deliver an amended or supplemental Prospectus provided by Camden if the loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

                 2(c)     Conduct of Indemnification Proceedings.  The
indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 2(a) or 2(b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 2(a) or 2(b) above. If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the indemnified party reasonably determines upon advice of counsel that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, provided, however, it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm. If the indemnifying party is not entitled to assume the defense of the action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of the action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of the action or does not assume the defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of an action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding. Unless and until a final judgment that an indemnified party is not entitled to the costs of defense under the foregoing provision, the indemnifying party shall reimburse promptly as they are incurred, the indemnified party's costs of defense.

                 2(d)     Contribution.  To provide for just and equitable
contribution in circumstances in which the indemnity agreement provided for in this Section 2 is for any reason held to be unenforceable although applicable in accordance with its terms, Camden and each Investor shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity agreement incurred by Camden and each Investor, in such proportion as is appropriate to reflect the relative fault of Camden on the one hand and of the Investor on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the action.

                          The parties hereto agree that it would not be just or
equitable if contribution pursuant to this Section 2(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2(d), no Investor shall be required to contribute any amount in excess of the lesser of
(i) the amount by which the total price at which the Registrable Shares of that Investor were sold to the public or (ii) the amount of any damages which that Investor would otherwise have been required to pay by reason of the untrue statement or omission.

                          Notwithstanding the foregoing, no person guilty of
fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2(d), each person, if any, who controls an Investor within the meaning of Section 15 of the Act shall have the same rights to contribution as that Investor, and each director of Camden, each officer of Camden who signed the Registration Statement and each person, if any, who controls Camden within the meaning of Section 15 of the Act shall have the same rights to contribution as Camden.





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         3.      Miscellaneous.

                 3(a)     Amendments and Waivers.  The provisions of this
Agreement may not be amended, modified, supplemented or waived without the written consent of Camden and Investors holding at least two-thirds (2/3) of the then outstanding unregistered Registrable Shares and/or Units.

                 3(b)     Notices.  All notices and other communications
provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery, to each Investor at the address indicated on the records of Camden and the Operating Partnership and to Camden at the address indicated below:

                          Camden Property Trust
                          3200 Southwest Freeway, Suite 1500
                          Houston, Texas  77027

                          All notices and communications shall be deemed to
have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered, if delivered by an air courier guaranteeing overnight delivery.

                 3(c)     Assignment; Successors and Assigns.  This Agreement
and the rights granted hereunder may not be assigned by any Investor without the written consent of Camden; provided, however, that the rights granted hereunder may be assigned by any Investor in connection with a transfer of Registrable Shares or Units (i) to any affiliate of such Investor, (ii) to any stockholder, partner, member or other owner of such Investor, (iii) to any other Investor and (iv) to any other person to which Units may be transferred without the consent of the general partner pursuant to the Operating Partnership Agreement. Any permitted assignee of an Investor hereunder shall be entitled to all of the benefits of this Agreement.

                 3(d)     Governing Law.  The laws of the State of Texas shall
govern all questions concerning the relative rights of Camden and its shareholders and questions concerning the construction, validity and interpretation of this Agreement, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                 3(e)     Specific Performance.  The parties hereto acknowledge
that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any





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other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

                 3(f)     If any provision of this Agreement is held to be
illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 3(f).

                 3(g)     Descriptive Headings.  The descriptive headings of
this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 3(h)     Entire Agreement.  This Agreement is intended by the
parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 3(i)     Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.

                                        CAMDEN PROPERTY TRUST,
                                        a Texas Real Estate Investment Trust



                                        By: /s/ Richard J. Campo
                                            -----------------------------------
                                        Name:  Richard J. Campo
                                              ---------------------------------
                                        Title: Chairman of the Board and Chief
                                               Executive Officer

                                        CAMDEN OPERATING, L.P.

                                        By: CPT-GP, Inc.,
                                            General Partner



                                            By: /s/ D. Keith Oden
                                               --------------------------------
                                            Name: D. Keith Oden
                                                 ------------------------------
                                            Title: President
                                                  -----------------------------


                                        INVESTORS:

                                        PGI ASSOCIATES, L.P.

                                        By: Texas PGI, Inc., a Texas corporation
                                            General Partner



                                            By: /s/ William R. Cooper
                                               --------------------------------
                                            Name: William R. Cooper
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                        FWP, L.P.

                                        By: FW Genpar Inc.
                                            General Partner



                                            By: /s/ Thomas R. Delatour, Jr.
                                               --------------------------------
                                                    Thomas R. Delatour, Jr.


                                        WRC HOLDINGS, INC.


                                        By: /s/ William R. Cooper
                                            -----------------------------------
                                                 William R. Cooper, President

                                        GATEWAY MALL ASSOCIATES I, L.P.

                                        By: Block 184 Associates, L.P.
                                            General Partner

                                            By: St. Louis Gateway One
                                                Partners Company, L.P.
                                                Managing General Partner



                                                By: /s/ Lewis A. Levey
                                                    ---------------------------
                                                    Lewis A. Levey,
                                                    Managing General Partner


                                        FULCOR INVESTMENT CO.



                                        By: /s/ Irving Fuller
                                            -----------------------------------
                                                Irving Fuller, General Partner

                                        By: /s/ Bruce Corwin
                                            -----------------------------------
                                                 Bruce Corwin, General Partner


                                         /s/ Allen Gilbert
                                         --------------------------------------
                                                 Allen Gilbert


                                        FULLER FINANCIAL CO.



                                        By: /s/ Irving Fuller
                                            -----------------------------------
                                                 Irving Fuller



                                        /s/ William R. Cooper
                                        ---------------------------------------
                                                 William R. Cooper

                                        /s/ Lewis A. Levey
                                        ---------------------------------------
                                                 Lewis A. Levey



                                        /s/ Don M. Shine
                                        ---------------------------------------
                                                 Don M. Shine



                                        /s/ Jerry J. Bonner
                                        ---------------------------------------
                                                 Jerry J. Bonner



                                        /s/ Ward A. Katz
                                        ---------------------------------------
                                                 Ward A. Katz

                                   EXHIBIT A

                                   INVESTORS


                                     Number of Registrable          Number of Registrable
                                     Shares Based on Units      Shares Based on Camden Shares
                                            Owned                          Owned
          Investor                     After the Merger               After the Merger
          --------                     ----------------               ----------------
 PGI Associates, L.P.                     1,407,495                          0

 FWP, L.P.                                  571,278                       380,800

 Gateway Mall Associates I, L.P.            240,941                          0

 Fulcor Investment Co.                       21,899                          0

 Allen Gilbert                                  743                          0

 Fuller Financial Co.                        26,955                          0

 WRC Holdings, Inc.                          21,978                          0

 William R. Cooper                           22,972                          0

 Lewis A. Levey                               8,131                          0

 Don M. Shine                                22,972                          0

 Jerry J. Bonner                              1,276                          0

 Ward A. Katz                                 5,521                          0



 *Assumes .64 Exchange Ratio.